Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 regarding the 2007 Employee Stock Purchase Plan of IntriCon Corporation (formerly Selas Corporation of America) of our report dated October 20, 2006, on our audit of the financial statements of Tibbetts Industries, Inc. for the years ended September 30, 2006 and October 1, 2005 which reports are included in IntriCon Corporation’s Current Report on Form 8-K/A, filed with the Securities Exchange Commission on August 8, 2007.

/s/ Baker Newman & Noyes LLC
Portland, Maine	Baker Newman & Noyes LLC

August 17, 2007